Exhibit 99.1

SHUTTERFLY, INC. AND AFFILIATES OF CERTAIN FUNDS MANAGED BY AFFILIATES OF APOLLO GLOBAL MANAGEMENT, INC. ANNOUNCE THE CLOSING OF THE PREVIOUSLY ANNOUNCED TRANSACTION AMONGST THE PARTIES

Shutterfly, Inc. stockholders receive $51.00 per share in cash in a transaction with an enterprise value of $2.7 billion

REDWOOD CITY, Calif. –(BUSINESS WIRE)—Sept. 25, 2019—Shutterfly, Inc. (“Shutterfly” or the “Company”), a leading retailer and manufacturing platform dedicated to helping capture, preserve, and share life’s important moments, and affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), a leading global alternative investment manager, today announced the successful completion of the previously announced transaction in which Shutterfly was acquired by affiliates of the Apollo Funds. The acquisition represents a share sale price of $51.00, or enterprise value of approximately $2.7 billion.

“We are thrilled to finalize this transaction, which maximizes value for all of our stakeholders, including customers, employees and shareholders,” said Ryan O’Hara, Shutterfly President and Chief Executive Officer. “Today marks a new era for Shutterfly as we work with the talented team at Apollo to advance our primary goals of product and mobile innovation as well as ongoing integration efforts with Lifetouch, while continuing to drive momentum in our manufacturing and technology investments.”

“Across our businesses, we help tens of millions of customers capture, preserve and share their most precious memories,” continued O’Hara. “As Shutterfly celebrates 20 years leading the memories market, with more than 10,000 employees across North America working to generate over $2 billion in annual revenue, we’re thrilled to take this important next step with Apollo to position the Company for the next 20 years and beyond.”

As a result of the transaction, Shutterfly stockholders are entitled to receive $51.00 per share in cash in exchange for their shares of Shutterfly common stock. Shutterfly is now a privately held company, and its shares are no longer listed on the NASDAQ Global Select Market.

“We’re excited to welcome Shutterfly into the Apollo family of companies,” said David Sambur, Senior Partner at Apollo. “Across its three divisions, Shutterfly Consumer, Shutterfly Business Solutions and Lifetouch, the Company has developed industry-leading platforms while cultivating deep customer relationships. We look forward to working with the teams to grow each of the businesses and advance efforts to deliver exceptional customer experiences across personalized products and photography.”

The proposed combination of Shutterfly with Snapfish, LLC, announced simultaneously in June 2019 with the Shutterfly transaction, is still in process.

Advisors and Financing Partners

Morgan Stanley & Co. LLC acted as financial advisor to Shutterfly, and Fenwick & West LLP acted as its legal counsel.

Financing was provided by Barclays, Citigroup, SunTrust Robinson Humphrey, Credit Suisse, BMO Capital Markets, BNP Paribas, Deutsche Bank Securities, HSBC, RBC Capital Markets, Mizuho Securities and UBS Investment Bank (or a lending affiliate). LionTree, Evercore, UBS Investment Bank, Barclays, Citigroup and SunTrust Robinson Humphrey served as financial advisors to the Apollo Funds. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel to the Apollo Funds.

About Shutterfly, Inc.

Shutterfly, Inc. is a leading retailer and manufacturing platform for personalized products and communications. Founded in 1999, Shutterfly, Inc. has three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day”, and also serves families through portrait studios and other partnerships. Shutterfly Business Solutions delivers digital printing services that enable efficient and effective customer engagement through personalized communications. For more information about Shutterfly, Inc., visit www.shutterflyinc.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $312 billion as of June 30, 2019 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, among others, statements regarding the Company’s businesses following its acquisition by affiliates of the Apollo Funds. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or Apollo, or other third parties, including those beyond the Company’s control. Such risks and uncertainties include, but are not limited to, results and timing of strategic and financial activities, continuation of or changes in strategic and financial objectives, and the ability to attract new or maintain retailer relationships, penetrate or maintain markets and distribution channels, and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Apollo Funds and the Company undertakes no obligation to update the information provided herein.

Contact Information:

For Shutterfly Investor Relations:

Shawn Tabak

650-610-6026

stabak@shutterfly.com

Media Relations:

Sondra Harding

650-610-5129

sharding@shutterfly.com

For investor inquiries regarding Apollo Global Management, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, Inc.

212-822-0467

gstein@apollo.com

Ann Dai

Investor Relations Manager

Apollo Global Management, Inc.

212-822-0678

adai@apollo.com

For media inquiries regarding Apollo Global Management, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, Inc.

212-843-8590

czehren@rubenstein.com